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                                                                    EXHIBIT 21.1
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Subsidiaries

COMPANY NAME AND ADDRESS 1/               D/B/A                            JURISDICTION OF         DIRECT("D")
--------------------------                -----                            ORGANIZATION            /INDIRECT ("I")
                                                                           ------------            ---------------

Anderson Interconnect, Inc.                                                Massachusetts           D
13 Pratts Junction Road
Sterling, MA  01564-0579

Halmar Robicon Group, Inc.               Robicon                           Pennsylvania            D
500 Hunt Valley Drive
New Kensington, PA  15068

Datcon Instrument Company                                                  Pennsylvania            D
1811 Rohrerstown Road
Lancaster, PA  17601

Physical Electronics, Inc.                                                 Delaware                D
6509 Flying Cloud Drive
Eden Prairie, MN  55344

HIVEC Holdings, Inc.                                                       Delaware                D
401 Edgewater Drive, Suite 680
Wakefield, MA  01880-6210

HVEC, Inc.                                                                 California              D
401 Edgewater Drive, Suite 680
Wakefield, MA  01880-6210

HIVEC B.V.                               Anderson Ireland, HIVEC           The Netherlands         I
Amersterdamseweg 63                      Ireland
3812 RR Amersfoort
P.O. Box 99, 3800AB Amersfoort
The Netherlands

High Voltage Engineering Europa B.V.                                       The Netherlands         I
Amersterdamseweg 63
3812 RR Amersfoort
P.O. Box 99, 3800AB Amersfoort
The Netherlands

Aproma A.G.                                                                The Netherlands         I
Amersterdamseweg 63
3812 RR Amersfoort
P.O. Box 99, 3800AB Amersfoort
The Netherlands

Crisrolo S.L.                                                              Spain                   I
c/ Valencia 229
Barcelona, Spain

Industrias Jorda, S.L.                                                     Spain                   I
c/ Progreso 32
Rubi, Barcelona
Spain
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---------------------
        1/      High Voltage Engineering Corporation is located at 401 Edgewater
Place, Suite 680, Wakefield, MA 01880-6210. It does business under the names
High Voltage Engineering Corporation, General Eastern Instruments Co. and
Natvar. High Voltage Engineering Corporation is organized under the laws of
Massachusetts.